UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  September 9, 2009

SMURFIT-STONE CONTAINER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23876	43-1531401
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

222 North LaSalle Street

Chicago, Illinois 60601

(Address of principal executive offices)  (Zip Code)

(312) 346-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 7.01.                                          Regulation FD Disclosure.

On September 9, 2009, Smurfit-Stone Container Enterprises, Inc. (“SSCE”)  made a voluntary $250 million prepayment on the $400 million U.S. term loan under the Credit Agreement entered into on January 28, 2009 between SSCE, Smurfit-Stone Container Corporation (the “Company”) and certain of its affiliates and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent and Canadian collateral agent, and the lenders from time to time party thereto, as amended and restated (the “DIP Credit Agreement”).  The DIP Credit Agreement provides for borrowings up to an aggregate committed amount of $750 million consisting of the $400 million U.S. term loan for borrowings by SSCE; a $35 million Canadian term loan for borrowings by Smurfit-Stone Container Canada Inc. (“SSC Canada”); a $215 million U.S. revolving credit facility for borrowings by SSCE and/or SSC Canada; a $35 million U.S. revolving credit and letter of credit facility for borrowings by SSCE and/or SSC Canada; and a $65 million Canadian revolving credit and letter of credit facility for borrowings by SSCE and/or SSC Canada. The material terms of the DIP Credit Agreement are described in the Company’s Current Report on Form 8-K filed with the SEC on January 30, 2009, and are incorporated herein by reference.

Following the prepayment, there will be approximately $137 million outstanding under the U.S. term loan and $35 million under the Canadian term loan under the DIP Credit Agreement, and the Company will have available liquidity, including cash, of approximately $800 million.  The Company continues to have zero borrowings outstanding under both the U.S. revolving credit facility and the Canadian revolving credit facility under the DIP Credit Agreement.  Smurfit-Stone Container Canada, Inc. entered into an agreement for the sale of its Canadian timberlands and expects to close the transaction by mid-September, resulting in a pre-payment of approximately U.S.$27 million of the Canadian term loan under the DIP Credit Agreement and leaving a balance of approximately $8 million under this facility.

Also on September 9, 2009, the United States Bankruptcy Court in Wilmington, Delaware (the “Court”) granted approval to extend for 120 additional days the exclusive period in which the Company and its subsidiaries can file a plan of reorganization with the Court, to January 21, 2010, and granted approval for the Company and its subsidiaries to solicit acceptance of a plan of reorganization until March 23, 2010.

The information in this Form 8-K is being furnished under Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-looking statements

This Current Report on Form 8-K (including the exhibits) may contain forward-looking statements within the meaning of the federal securities laws, including statements regarding the intent, belief or current expectations of the Company and its management which are made with words such as “will,” “expect,” “believe,” and similar words. These forward-looking statements involve a number of risks, uncertainties and other factors, which may cause the actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the actual results of operations or financial condition of the Company to differ from expectations include: (i) the Company’s ability to continue as a going concern; (ii) the ability of the Company to operate pursuant to the terms of the DIP Credit Agreement, as amended; (iii) the Company’s ability to obtain court approval with respect to motions in its Chapter 11 cases; (iv) the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to its Chapter 11 cases; (v) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vi) the Company’s ability to maintain contracts that are critical to its operations; (vii) the potential adverse impact of its Chapter 11 cases on the Company’s liquidity or results of operations; (viii) the ability of the Company to fund and execute its business plan; (ix) the ability of the Company to attract, motivate and/or retain key executives and employees; and (x) other risks and factors regarding the Company described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as updated from time to time in the Company’s SEC filings. The Company does not intend to review, revise, or update any particular forward-looking statements in light of future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 9, 2009

SMURFIT-STONE CONTAINER CORPORATION

		By:	/s/ Craig A. Hunt
		Name:	Craig A. Hunt
		Title:	Senior Vice President, Secretary and
General Counsel